Exhibit 99.1

PRESS ANNOUNCEMENT

Investor Relations Contact:	Media Relations Contact:
Tom Barth	John Stewart
Progress Software Corporation	Progress Software Corporation
(781) 280-4135	(781) 280-4101
tobarth@progress.com	jstewart@progress.com

Progress Software Reports 2011 Fiscal Fourth Quarter and

Year End Results

BEDFORD, MA, January 3, 2012 (BUSINESSWIRE) — Progress Software Corporation (NASDAQ: PRGS), a leading software provider that enables enterprises to be operationally responsive, announced today results for its fiscal fourth quarter and year ended November 30, 2011.

On a GAAP basis in the fiscal fourth quarter of 2011:

•	Revenue was $136.3 million, a decrease of 6% compared to $145.2 million in the fiscal fourth quarter of 2010;

•	Income from operations was $19.2 million, a decrease of 42% compared to $32.8 million in the same quarter last year;

•	Net income was $11.7 million, a decrease of 45% compared to $21.3 million in the same quarter last year; and

•	Diluted earnings per share were $0.18, a decrease of 42% compared to $0.31 in the same quarter last year.

On a non-GAAP basis in the fiscal fourth quarter of 2011:

•	Revenue was $136.3 million, a decrease of 6% compared to $145.3 million in the same period a year ago;

•	Income from operations was $32.8 million, a decrease of 32% compared to $48.3 million in the same quarter last year;

•	Net income was $21.5 million, a decrease of 33% compared to $32.2 million in the same quarter last year; and

•	Diluted earnings per share were $0.34, a decrease of 28% compared to $0.47 in the same quarter last year.

On a GAAP basis in fiscal year 2011:

•	Revenue was $533.6 million, an increase of 1% compared to $529.1 million in fiscal 2010;

•	Income from operations was $88.2 million, an increase of 30% compared to $67.7 million in fiscal 2010;

•	Net income was $58.8 million, an increase of 21% compared to $48.6 million in fiscal 2010; and

•	Diluted earnings per share were $0.87, an increase of 19% compared to $0.73 in fiscal 2010.

On a non-GAAP basis in fiscal year 2011:

•	Revenue was $533.7 million, an increase of 1% compared to $530.3 million in fiscal 2010;

•	Income from operations was $144.4 million, a decrease of 8% compared to $156.6 million in fiscal 2010;

•	Non-GAAP net income was $98.2 million, a decrease of 7% compared to $106.1 million in fiscal 2010; and

•	Non-GAAP diluted earnings per share were $1.45, a decrease of 9% compared to $1.60 in fiscal 2010.

Jay Bhatt, president and chief executive officer of Progress Software, said: “The results for the fourth quarter met expectations, but they reflect challenges the company is facing in its ongoing transformation. We are building capabilities as an enterprise solutions provider through investments in our field organization, product integration and creating greater market awareness of the Progress Responsive Process Management (RPM) suite. Even with these significant changes, our Enterprise Business Solutions (EBS) segment grew 12% for the year. We continue our investments in the EBS business segment as we enter 2012, and are optimistic about our growth potential in the second half of the year as more and more business leaders see how our offerings can increase their operational responsiveness. Progress is well positioned to be the leader in the emerging intelligent business operations segment.”

Bhatt also noted: “While the Application Development Platforms (ADP) segment declined slightly for the year, our OpenEdge revenues were stable due to growth in our indirect channel. Our application partners (ISVs) are excited about the recently released OpenEdge 11, which includes patent-pending multi-tenancy built in to the database along with enhanced integration with our Progress Arcade Portal and enhanced support for mobile devices – all of which respond to the heavy demand of our partners to test and deliver their solutions in a multi-tenant Cloud environment and through mobile devices. In addition, OpenEdge 11 includes tighter integration with our Business Process Management (or BPM) functionality – allowing our partners to modernize their applications with the latest agile business-focused technology. With these enhancements and our partners’ enthusiasm for the opportunities they create, we are optimistic about OpenEdge’s prospects in 2012.”

During the fourth quarter, the company completed the acquisition of Corticon Technologies, Inc., a leading Business Rules Management System (BRMS) vendor that enables organizations to make better, faster decisions by automating business rules. The Corticon solution, which will be integrated into the Progress RPM suite, reinforces Progress’ commitment to deliver operational responsiveness by helping customers build highly agile, responsive business systems.

Cash flows from operations for the quarter were $9.7 million, down from $25.7 million in the same quarter in fiscal 2010. During the fourth quarter, the company purchased $65.1 million of its common stock. Cash and short-term investments decreased to $261.4 million from $346.5 million at the end of the fiscal third quarter 2011, primarily as a result of share repurchases and the Corticon acquisition.

Business Outlook

Progress Software provides the following non-GAAP guidance for the fiscal first quarter ending February 29, 2012:

•	Revenue is expected to be approximately $120 million, representing a decrease of approximately 10% year over year.

•	Diluted earnings per share are expected to be approximately $0.25, representing a decrease of approximately 40% year over year.

The non-GAAP guidance excludes approximately $5.6 million of amortization of acquired intangibles and approximately $5.3 million of stock-based compensation, as well as any restructuring, transition and acquisition-related expenses, and the respective income tax effects of these items.

Conference Call

The Progress Software quarterly investor conference call to review its fiscal fourth quarter 2011 and fiscal year results and business outlook will be broadcast live at 9:00 a.m. (ET) on Wednesday, January 4, 2012 on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 1-800-915-4836, passcode 9464931. The conference call will include only brief comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress Software website within the investor relations section after the live conference call.

Note to Editors

Progress Software is providing, in advance, a copy of prepared remarks for its conference call. These prepared remarks will not be read on the call. The press release, the prepared remarks, and additional financial disclosures are available on the Progress website www.progress.com within the investor relations section.

Progress Software Corporation

Progress Software Corporation (NASDAQ: PRGS) is a global software company that enables enterprises to be operationally responsive to changing conditions and customer interactions as they occur – to capitalize on new opportunities, drive greater efficiencies and reduce risk. The company offers a comprehensive portfolio of best-in-class infrastructure software spanning event-driven visibility and real-time response, open integration, data access and integration, and application development and deployment – all supporting on-premises and SaaS/Cloud deployments. Progress Software maximizes the benefits of operational responsiveness while minimizing IT complexity and total cost of ownership. Progress Software can be reached at www.progress.com or +1-781-280-4000.

Legal Notice Regarding Non-GAAP Financial Information

Progress Software provides non-GAAP financial information as additional information for investors. These non-GAAP measures are not in accordance with, or an alternative to, generally accepted accounting principles in the United States (GAAP). Progress Software believes that the non-GAAP results described in this release are useful for an understanding of its ongoing operations and provide additional detail and an alternative method of assessing its operating results. Management uses these non-GAAP results to compare the company’s performance to that of prior periods for analysis of trends and for budget and planning purposes. A reconciliation of non-GAAP adjustments to the company’s GAAP financial results is included in the tables below. Additional information regarding the company’s non-GAAP financial information is contained in the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this press release, which is available on the Progress website www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which include statements regarding the company’s business outlook for its fiscal first quarter in 2012, and strategic plans, involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including but not limited to the following: the receipt and shipment of new orders; the timely release of enhancements to the company’s products; the growth rates of certain market segments; the positioning of the company’s products in those market segments; the customer demand and acceptance of our new product initiatives, the Progress RPM suite; variations in the demand for professional services and technical support; pricing pressures and the competitive environment in the software industry; continuing uncertainty in the U.S. and international economies, which could result in fewer sales of the company’s products and may otherwise harm the company’s business; the company’s ability to complete and integrate acquisitions; the company’s ability to realize the expected benefits and anticipated synergies from acquired businesses; the company’s ability to penetrate international markets and manage its international operations; and changes in exchange rates. The company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the company’s business, please refer to the company’s filings with the Securities and Exchange Commission.

Progress is a trademark or registered trademark of Progress Software Corporation or one of its subsidiaries or affiliates in the U.S. and other countries. Any other trademarks contained herein are the property of their respective owners.

Condensed Consolidated Statements of Income

	Fiscal Fourth Quarter Ended November 30,			Fiscal Year Ended November 30,
(In thousands, except per share data)	2011	2010	% Change	2011	2010	% Change
Revenue:
Software licenses	$48,707	$56,475	-14%	$184,173	$192,568	-4%
Maintenance and services	87,633	88,706	-1%	349,422	336,552	4%

Total revenue	136,340	145,181	-6%	533,595	529,120	1%

Costs of revenue:
Cost of software licenses	1,939	2,290	-15%	8,962	7,923	13%
Cost of maintenance and services	20,402	18,204	12%	78,605	71,290	10%
Amortization of acquired intangibles	3,857	4,887	-21%	15,728	20,109	-22%

Total costs of revenue	26,198	25,381	3%	103,295	99,322	4%

Gross profit	110,142	119,800	-8%	430,300	429,798	0%

Operating expenses:
Sales and marketing	51,816	46,081	12%	186,077	168,788	10%
Product development	20,616	22,162	-7%	80,719	90,643	-11%
General and administrative	16,164	13,638	19%	62,100	51,805	20%
Amortization of acquired intangibles	1,825	2,617	-30%	8,018	10,449	-23%
Restructuring expenses	—	2,467	-100%	4,627	39,975	-88%
Acquisition-related expenses	536	—	—	536	468	15%

Total operating expenses	90,957	86,965	5%	342,077	362,128	-6%

Income from operations	19,185	32,835	-42%	88,223	67,670	30%

Other income (expense), net	85	(1,197)	-107%	(519)	3,758	-114%

Income before provision for income taxes	19,270	31,638	-39%	87,704	71,428	23%
Provision for income taxes	7,591	10,362	-27%	28,943	22,857	27%

Net income	$11,679	$21,276	-45%	$58,761	$48,571	21%

Earnings per share:
Basic	$0.19	$0.32	-41%	$0.89	$0.76	17%
Diluted	$0.18	$0.31	-42%	$0.87	$0.73	19%

Weighted average shares outstanding:
Basic	63,074	65,566	-4%	65,705	63,957	3%
Diluted	63,973	67,827	-6%	67,540	66,212	2%

Condensed Consolidated Balance Sheets

(In thousands)	November 30, 2011	November 30, 2010
Assets
Current assets:
Cash and short-term investments	$261,416	$322,396
Accounts receivable, net	110,927	119,273
Other current assets	35,434	42,189

Total current assets	407,777	483,858

Property and equipment, net	66,206	58,207
Goodwill and intangible assets, net	327,647	321,551
Other assets	63,680	73,207

Total assets	$865,310	$936,823

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$85,781	$98,715
Short-term deferred revenue	145,727	138,961

Total current liabilities	231,508	237,676

Long-term deferred revenue	6,619	2,908
Other long-term liabilities	4,883	7,907
Shareholders’ equity:
Common stock and additional paid-in capital	309,221	347,604
Retained earnings	313,079	340,728

Total shareholders’ equity	622,300	688,332

Total liabilities and shareholders’ equity	$865,310	$936,823

Condensed Consolidated Statements of Cash Flows

	Fiscal Fourth Quarter Ended November 30,		Fiscal Year Ended November 30,
(In thousands)	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$11,679	$21,276	$58,761	$48,571
Depreciation, amortization and other noncash charges	15,190	14,987	58,577	59,538
Other changes in operating assets and liabilities	(17,197)	(10,597)	8,956	(11,908)

Net cash flows from operating activities	9,672	25,666	126,294	96,201

Capital expenditures	(3,091)	(2,573)	(17,047)	(9,664)
Redemptions at par by issuers of auction-rate-securities	—	—	6,300	1,235
Net cash paid for acquisitions	(22,900)	—	(22,900)	(49,186)
Issuances of common stock, net of repurchases	(56,939)	25,856	(150,337)	64,334
Other	(11,869)	4,234	(3,290)	(4,645)

Net change in cash and short-term investments	(85,127)	53,183	(60,980)	98,275
Cash and short-term investments, beginning of period	346,543	269,213	322,396	224,121

Cash and short-term investments, end of period	$261,416	$322,396	$261,416	$322,396

Reconciliation of GAAP to Non-GAAP Financial Measures

	Fiscal Fourth Quarter Ended November 30,			Fiscal Year Ended November 30,
(In thousands, except per share data)	2011	2010	% Change	2011	2010	% Change
GAAP revenue	$136,340	$145,181		$533,595	$529,120
Fair value of acquired deferred maintenance and services revenue	—	74		93	1,213

Non-GAAP revenue	$136,340	$145,255	-6%	$533,688	$530,333	1%

GAAP income from operations	$19,185	$32,835		$88,223	$67,670
GAAP operating margin %	14.1%	22.6%		16.5%	12.8%
Fair value of acquired deferred maintenance and services revenue	—	74		93	1,213
Amortization of acquired intangibles	5,682	7,504		23,746	30,558
Stock-based compensation (1)	7,244	4,920		25,999	17,586
Transition expense	109	479		1,163	479
Restructuring expense	—	2,467		4,627	39,975
Stock option investigation expense	—	—		—	(1,330)
Acquisition-related expense	536	—		536	468

Total operating adjustments	13,571	15,444		56,164	88,949

Non-GAAP income from operations	$32,756	$48,279	-32%	$144,387	$156,619	-8%

Non-GAAP operating margin %	24.0%	33.2%		27.1%	29.5%

GAAP net income	$11,679	$21,276		$58,761	$48,571
Operating adjustments (from above)	13,571	15,444		56,164	88,949
Insurance settlement of pre-acquisition contingency	—	—		—	(899)
Income tax adjustment	(3,723)	(4,567)		(16,678)	(30,568)

Total net income adjustments	9,848	10,877		39,486	57,482

Non-GAAP net income	$21,527	$32,153	-33%	$98,247	$106,053	-7%

GAAP earnings per share - diluted	$0.18	$0.31		$0.87	$0.73
Total net income adjustments (from above)	0.16	0.16		0.58	0.87

Non-GAAP earnings per share - diluted	$0.34	$0.47	-28%	$1.45	$1.60	-9%

Weighted average shares outstanding - diluted	63,973	67,827		67,540	66,212
(1) Stock-based compensation is included in the GAAP statements of income, as follows:

Cost of revenue	$599	$237		$1,406	$942
Sales and marketing	1,803	1,363		5,946	5,496
Product development	1,881	1,061		5,759	4,200
General and administrative	2,961	2,259		12,888	6,948

	$7,244	$4,920		$25,999	$17,586